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                                                                  NUMBER: 205721
           CANADA
  PROVINCE OF BRITISH COLUMBIA


                             Province of British Columbia
                     Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES


                                   COMPANY ACT


                           Certificate of Incorporation


                              I Hereby Certify that


                                                   CERTIFIED A TRUE COPY
                                                   THIS 5TH DAY OF NOVEMBER,2002
                                                   /s/ LESLIE L. KAPUSIANYK
                                                   -----------------------------
                                                   SOLICITOR FOR THE COMPANY


                              SENLAC OIL & GAS LTD.


                  HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANIES ACT




                     GIVEN UNDER MY HAND AND SEAL OF OFFICE

                         AT VICTORIA, BRITISH COLUMBIA,

                           THIS 29TH DAY OF FEBRUARY, 1980

                           /s/ L.  G.  HUCK
                           -----------------

                           L. G. HUCK
                           DEPUTY REGISTRAR OF COMPANIES



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ORIGINAL WAS FILED                                        CERTIFIED A TRUE COPY
AND REGISTERED                                            FEBRUARY 29, 1980
FEBRUARY 29, 1980                                         /s/ G. A. Patterson
M.  A.  Jorre  de  St.  Jorre                             ---------------------
REGISTRAR  OF  COMPANIES                                  ASSITANT DEPUTY
                                                          REGISTRAR OF COMPANIES
                                                          FOR THE PROVINCE OF
                                                          BRITISH COLUMBIA

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                                 "COMPANIES ACT"

                                   MEMORANDUM
                                   ----------


I wish to be formed into a Company with limited liability under the Companies Act in pursuance of this Memorandum.

1.     The name of the Company is SENLAC OIL & GAS LTD.

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.



________________________________________________________________________________

FULL NAME, RESIDENT ADDRESS                         NUMBER AND KIND AND CLASS OF
AND OCCUPATION OF SUBSCRIBER                        SHARES TAKEN BY SUBSCRIBER

________________________________________________________________________________



/s/ KJELD  WERBES                                   One (1) share
------------------------
Kjeld Werbes
Barrister & Solicitor
4441 Prospect Road
North Vancouver, B.C.                               _____________

TOTAL SHARES TAKEN:                                 One (1) share





________________________________________________________________________________

DATED the 28th day of February, 1980 at the City of Vancouver, in the Province of British Columbia.



CERTIFIED A TRUE COPY
THIS 5TH DAY OF NOVEMBER, 2002
/s/ LESLIE L. KAPUSIANYK
------------------------
SOLICITOR FOR THE COMPANY